LightPath Technologies Inc 8-K

Exhibit 99.1

For Immediate Release

LightPath Technologies Announces Private Placement to Pudong Science and Technology (Cayman) Co. Ltd.

ORLANDO, FL – April 16, 2014 LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical components and high-level assemblies, announced today that it executed a Securities Purchase Agreement (the “SPA”) with Pudong Science & Technology (Cayman) Co., Ltd. (“Pudong”) for a private placement (the “Offering”) of the Company’s Class A Common Stock (the “Common Stock”). LightPath will sell to Pudong a number of shares to be determined that will result in Pudong beneficially owning 19.9% of the Company’s outstanding shares of Common Stock immediately after issuance of the shares of Company Stock pursuant to the SPA. Currently, Pudong is the beneficial owner of 9.37% of the Company’s outstanding shares of Common Stock, as disclosed in a Schedule 13G filed with the Securities and Exchange Commission in February 2014.

The initial per share purchase price is $1.62, subject to adjustment at the closing of the sale pursuant to the terms of the SPA. As adjusted, the final per share purchase price may be higher or lower than the initial per share purchase price, but in no event shall the per share purchase price be less than $1.40. The closing of the sale will occur upon satisfaction of certain closing conditions, including receipt of certain governmental approvals.

LightPath intends to use the proceeds of the sale to provide working capital to support the continued growth of its business, including new product development and capital expenditures related to acquisition of new equipment, both of which are critical to the Company’s growth plans.

The shares to be purchased in the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. LightPath has granted Pudong certain “piggyback” registration rights should the Company file with the Securities and Exchange Commission a registration statement to register its equity securities for its own account or the account of others under the Securities Act of 1933, as amended, at any time after the one-year anniversary of the closing date of this private placement with Pudong. The shares sold to Pudong in the Offering are subject to a three-year lock up period commencing on the closing of the sale.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities of LightPath. The shares of Common Stock are being sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “LightPath is extremely pleased and excited about Pudong’s investment in our company. The funds will assist LightPath in executing its strategy of becoming a leading global supplier of optical components and increase our penetration in our various markets including telecom, digital imaging and custom assemblies.”

Dr. Xudong Zhu, President of Pudong, added, “We are pleased to have the opportunity to invest more in LightPath. Our increased investment in LightPath reflects the growth they have demonstrated and our confidence in their continued expansion.”

About Pudong Science & Technology (Cayman) Co., Ltd.

Pudong is an investment vehicle wholly owned by Shanghai Pudong Science & Technology Investment Co., Ltd., which is a Shanghai-based investment management company with a leading professional management team, diversified business lines, strong financial position and rich strategic resources. For more information, visit www.pdsti.com.

About LightPath Technologies:

LightPath Technologies, Inc. (NASDAQ: LPTH) provides optics and photonics solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact:

Jim Gaynor

President & CEO

jgaynor@lightpath.com

407-382-4003 x377

Investor Contact:

Jordan Darrow

Darrow Associates, Inc.

jdarrow@darrowir.com

631-367-1866